Recording Requested By:
FIRST AMERICAN TITLE INSURANCE COMPANY
Order No. APNs:	NCS-305219-SA1 7273-008-020 and 7273-008-030

When Recorded Mail To:

St. Mary Physicians Center, LLC

11611 San Vicente Blvd, #640

Los Angeles, CA 90049

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS INSTRUMENT SERVES AS A FIXTURE FILING

UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (Deed of Trust) is made as of SEPTEMBER 5, 2007, among:

NNN HEALTHCARE/OFFICE REIT ST. MARY PHYSICIAN CENTER, LLC, a Delaware limited liability company (“Borrower”), as Trustor, whose address is 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, and LONE OAK INDUSTRIES INC., a California corporation (“Trustee”), as Trustee, whose address is Post Office Box 491457, Los Angeles, California 90049-9457, in favor of ST. MARY PHYSICIANS CENTER, LLC, a California limited liability company (“Lender”), as Beneficiary, whose address is 11611 San Vicente Blvd., #640, Los Angeles, CA 90049,

TO SECURE THE FULL AND TIMELY PAYMENT OF THE INDEBTEDNESS AND THE FULL AND TIMELY PERFORMANCE AND DISCHARGE OF THE OBLIGATIONS, BORROWER GRANTS LENDER A SECURITY INTEREST IN THE PERSONALTY AND GRANTS, BARGAINS, SELLS, AND CONVEYS TO TRUSTEE, WITH POWER OF SALE AND RIGHT OF ENTRY, THE MORTGAGED PROPERTY AS DEFINED HEREIN. The remainder of the Mortgaged Property includes, without limitation, the real property described as:

SEE LEGAL DESCRIPTION ATTACHED AS EXHIBIT A HERETO,

WHICH EXHIBIT IS INCORPORATED BY REFERENCE HEREIN

BORROWER IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO LENDER the rents, income, issues and profits from the Mortgaged Property, absolutely and unconditionally, and not merely as additional security for the indebtedness secured by this Deed of Trust. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property under California Civil Code §2938.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS DEED OF TRUST, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

1. Definitions. For purposes of this Deed of Trust, each of the following terms shall have the following respective meanings; capitalized terms not otherwise defined herein shall have the meaning given to such terms in the other Loan Documents associated with this Loan:

1.1. “Accessories” All fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

1.2. “Attorneys Fees.” Any and all attorney fees, paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and attorney costs and expenses incurred or paid by Lender in protecting its interest in the Mortgaged Property and enforcing its rights under this Deed of Trust.

1.3. “Borrower.” The named Borrower in this Deed of Trust and the obligor under the Note, whether or not named as Borrower in this Deed of Trust, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such person.

1.4. “Default Rate.” The Default Rate as defined in the Note.

1.5. “Event of Default.” An Event of Default as defined in this Deed of Trust.

1.6. “Environmental Laws.” Any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code §§9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code §§6901-6992k); the Hazardous Materials Transportation Act (49 United States Code §§5101-5127); the Federal Water Pollution Control Act (33 United States Code §§1251-1376); the Clean Air Act (42 United States Code §§7401-7671q); the Toxic Substances Control Act (15 United States Code §§2601-2692); the Refuse Act (33 United States Code §§407-426p); the Emergency Planning and Community Right-To-Know Act (42 United States Code §§11001-11050); the Safe Drinking Water Act (42 United States Code §§300f-300j); the California Hazardous Waste Treatment Reform Act of 1995 (Stats 1995, ch 638 (SB 1222-Calderon)); the California Unified Hazardous Waste and Hazardous Materials Management Regulatory Program (Stats 1993, ch 418 (SB 1082-Calderon)); the Carpenter-Presley-Tanner Hazardous Substance Account Act (Health and Safety Code §§25300-25395.15); the California Expedited Remedial Action Reform Act of 1994 (Health and Safety Code §§25396-25399.2); and the Porter-Cologne Water Quality Control Act (Water Code §§13000-14076).

1.7. “Fixtures.” All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of California, including the California Uniform Commercial Code. “Fixtures” includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

1.8. “Governmental Authority.” Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.9. “Governmental Requirements.” Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.10. “Hazardous Substance.” Any and all (a) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” in California Health and Safety Code §25117 and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” in California Civil Code §§2929.5; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations §172.101 and amendments); (e) substances defined as “medical wastes” in the Medical Waste Management Act (Chapter 6.1 of the California Health and Safety Code); (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Mortgaged Property or of real Mortgaged Property adjacent to it.

1.11. “Impositions.” All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Deed of Trust may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

1.12. “Improvements.” Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Trustee under this Deed of Trust.

1.13. “Indebtedness.” The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.13.1. That certain Note Secured by Deed of Trust of even date herewith in the amount of EIGHT MILLION TWO HUNDRED EIGHTY THOUSAND DOLLARS [ $8,280,000] given by Borrower to Lender;

1.13.2. This Deed of Trust and all other Loan Documents;

1.13.3. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.13.4. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Deed of Trust, including, but not limited to, funds advanced to protect the security or priority of the Deed of Trust; and

1.13.5. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.14. “Leases.” Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.15. “Legal Requirement(s).” Collectively, (a) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, any guarantor (with respect to the Indebtedness or the Mortgaged Property), or the Mortgaged Property, including, but not limited to, those concerning its ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction, (b) Borrower’s or guarantor’s presently or subsequently effective bylaws and articles of incorporation, or any instruments establishing any partnership, limited partnership, joint venture, trust, limited liability company, or other form of business association (if either, both, or all, by any of same), (c) any and all Leases and other contracts (written or oral) of any nature to which Borrower or any guarantor may be bound, and (d) any and all restrictions, reservations, conditions, easements, or other covenants or agreements now or later of record affecting the Mortgaged Property.

1.16. “Lender.” The named Lender in this Deed of Trust and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Deed of Trust, whether or not named as Lender in this Deed of Trust, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such person.

1.17. “Loan.” The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.18. “Loan Documents.” Collectively, this Deed of Trust, the Assignment of Leases, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the loan.

1.19. “Mortgaged Property.” The Land, Improvements, Fixtures, Personality, Leases, and Rents, including without limitation:

1.19.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Property; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops rowing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

1.19.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation permits, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.19.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.19.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them;

1.19.5. All certificates of deposit of Borrower in Lender’s possession and all bank accounts of Borrower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.19.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure performance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Property, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mortgaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mortgaged Property;

1.19.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the loan secured by this Deed of Trust or are required to be maintained by Borrower as provided below in this Deed of Trust; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same;

1.19.8. If the Mortgaged Property includes a leasehold estate, all of Borrower’s right, title, and interest in and to the lease (the Leasehold) including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

1.19.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants’ security deposits; provided, however, that if Lender acquires possession or control of tenants’ security deposits Lender shall use the tenants’ security deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Land or other Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Land or other Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds arising from by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Land, Fixtures, Personalty, or other Mortgaged Property (consent to same is not granted or implied; and all proceeds (including premium refunds) payable or to be payable under each insurance policy relating to the Land Fixtures, Personalty, or any other Mortgaged Property;

1.19.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all local, state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.19.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.19.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in Division 9 of the California Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender’s possession;

1.19.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.19.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.19.15. All proceeds of any of the foregoing.

As used in this Deed of Trust, “Mortgaged Property” is expressly defined as meaning all or, when the context permits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.20. “Note.” The Note Secured by Deed of Trust of even date herewith, payable by Borrower to the order of Lender in the principal amount of EIGHT MILLION TWO HUNDRED EIGHTY THOUSAND DOLLARS [ $8,280,000], evidencing the Loan, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Note.

1.21. “Obligation(s).” Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender or Trustee as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the Loan secured by this Deed of Trust whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender’s written request, the enforcement by Borrower of any covenant by third parties to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment after such written request is made; if the Mortgaged Property consists of or includes a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Deed of Trust; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Deed of Trust. The Obligations specifically include any Capital Guaranty of even date herewith, which is not secured by this Deed of Trust.

1.22. “Permitted Encumbrance(s).” At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in Schedule B, with Parts I and II of an ALTA title policy to be issued to Lender following recordation of the Deed of Trust; and (c) liens in favor of or consented to in writing by Lender.

1.23. “Person.” Natural persons, corporations, limited liability companies, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.24. “Personalty”. All personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Borrower now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, any portion of the Mortgaged Property, including (a) the Accessories; (b) accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Mortgaged Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and Lender shall have no responsibility for the performance of Borrower’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Mortgaged Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, taxes, assessments, charges or deposits paid to any governmental authority related to the Mortgaged Property or the operation thereof; (e) all insurance policies held by Borrower with respect to the Mortgaged Property or Borrower’s operation thereof; and (f) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Mortgaged Property, and all deposits and deposit accounts of Borrower with Lender related to the Mortgaged Property, including any such deposit account from which Borrower may from time to time authorize Lender to debit and/or credit payments due with respect to the Loan; together with all additions to and proceeds of all of the foregoing.

1.25. “Rents.” All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

1.26. “Water Rights.” All water rights of whatever kind or character surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Deed of Trust shall have the meaning given them in the Loan Documents.

1.A. This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Borrower to Lender under the Uniform Commercial Code of the State of California. In addition to all of its other rights under the Deed of Trust and otherwise, Lender shall have all of the rights of a secured party under the Uniform Commercial code of the State of California, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other sate to the extent the same is applicable law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Mortgaged Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Borrower and Lender are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of the Deed of Trust or any other financing statement relating to the Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, reasonably required by Lender to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust.

2. Repair and Maintenance of Mortgaged Property. Borrower shall (a) keep the Mortgaged Property in good condition and repair (ordinary wear and tear excepted); (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind; (c) restore and repair to the equivalent of its original condition all or any part of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from termites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Deed of Trust; (d) pay when due all claims for labor performed and materials furnished in connection with the Mortgaged Property and not permit any mechanics’ or materialman’s lien to arises against the Mortgaged Property or furnish a loss or liability bond against such mechanics’ or materialman’s lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g) not abandon the Mortgaged Property; (h) cultivated, irrigated, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Deed of Trust.

3. Insurance.

3.1. Casualty Insurance. Borrower shall at all times keep the Mortgaged Property insured for the benefit of Trustee and Lender as follows:

3.1.1. Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by extended coverage endorsements typical for properties of this type available from time to time, in an amount not less than the full insurable value of the Mortgaged Property, with a deductible amount not to exceed an amount equal to the lesser of $100,000 or such amount as is customarily permitted by institutional lenders for comparable buildings in the surrounding area of the Mortgaged Property;

3.1.2. Rent or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

3.1.3. During any alteration, construction, or replacement of the Improvements, or any substantial portion of it, a Builder’s All Risk policy with extended coverage with course of construction and completed value endorsements, for an amount at least equal to the full insurable value of the Improvements, and workers’ compensation, in statutory amounts, without gaps or lapsed coverage, for any completed portion of the Improvements; and

3.1.4. Against damage or loss by earthquake, in an amount and with a deductible reasonably satisfactory to Lender, if such insurance is required by Lender at the time this Deed of Trust is recorded.

3.2. Liability Insurance. Borrower shall procure and maintain workers’ compensation insurance for Borrower’s employees and comprehensive general liability insurance covering Borrower, Trustee, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Mortgaged Property, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least $1,000,000 combined single limit, or such greater amount as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Deed of Trust and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

3.3. Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Mortgaged Property, as (a) may be required by the terms of any construction contract for the Improvements or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be reasonably required by Lender from time to time.

3.4. Transfer of Title. In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required under this Deed of Trust or otherwise then in force with respect to the Mortgaged Property and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Mortgaged Property.

4. Condemnation and Insurance Proceeds.

4.1. Assignment to Lender. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, provided, however, that in the event that such damage or taking is valued at less than fifty percent (50%) of the value of the Mortgaged Property, Borrower shall have the right to request use of such proceeds to rebuild or repair such damage, and Lender shall, subject to reasonable construction schedule, disbursement and financial assurance requirements established by Lender, make such proceeds available to Borrower All causes of action, whether accrued before or after the date of this Deed of Trust, of all types or damages or injury to the Mortgaged Property or any part of it, or in connection with any transaction financed by funds lent to Borrower by Lender and secured by this Deed of Trust, or in connection with or affecting the Mortgaged Property or any part of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may joint Borrower in adjusting any loss covered by insurance. Borrower covenants and agrees with Lender, at Lender’s request, to make, execute, and deliver, at Borrower’s expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

4.2. Insurance Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Property if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement.

5. Taxes and Other Sums Due. Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Property before they become delinquent (other than those reasonably contested by Borrower and as to which Borrower has provided a bond or other financial assurance reasonably satisfactory to Lender; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Deed of Trust, or Lender’s security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which in Lender’s judgment are, or appear to be, prior or superior to the lien of this Deed of Trust or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; and (d) all costs, fees, and expenses incurred by Lender in connection with this Deed of Trust, whether or not specified in this Deed of Trust.

On Lender’s request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding paragraph and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this section, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower’s name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender’s prior written consent, Borrower shall not allow any lien inferior to the lien of this Deed of Trust to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

6. Right To Collect and Receive Rents. Despite any other provision of this Deed of Trust, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked during the continuance of an Event of Default by Borrower in payment of any Indebtedness secured by this Deed of Trust or in the performance of any of the material Obligations (such right to be automatically restored upon the cure of any such default), and Lender shall have the rights set forth in California Civil Code §2938 regardless of whether declaration of default has been delivered to Trustee as provided in this Deed of Trust, and without regard to the adequacy of the security for the Indebtedness secured by this Deed of Trust. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Deed of Trust, after execution and delivery of declaration of default and demand for sale as provided in this Deed of Trust or during the pendency of trustee’s sale proceedings under this Deed of Trust, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorney Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Deed of Trust, in such order as Lender may decide. Nothing in this Deed of Trust, nor the exercise of Lender’s right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination the lien or charge of this Deed of Trust to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become Indebtedness of Borrower to Lender secured by this Deed of Trust. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

Borrower expressly understands and agrees that Lender will have no liability to Borrower or another person for Lender’s failure or inability to collect Rents from the Mortgaged Property or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that either the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Deed of Trust shall be deemed to make Lender a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it.

During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower’s funds and property, but shall be promptly paid over to Lender.

7. Funds for Taxes and Insurance. During the continuance of an Event of Default, and in any event from and after a third event of default, Lender may, at its option to be exercised on written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the obligations of Borrower under Sections 3 and 5 of this Deed of Trust as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its reasonable discretion. These amounts shall be held by Lender as agent of, and on behalf of, Borrower and shall not bear interest , and shall be applied to the payment of any of the Obligations under the Loan Documents in such order or priority as Lender shall determine. If at any time before the due date of these obligations the amounts then on deposit shall be insufficient to pay said obligations under in full, Borrower shall deposit the amount of the deficiency with Lender after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender shall refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this paragraph shall be deemed to affect any right or remedy of Lender under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Deed of Trust. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this paragraph is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this paragraph.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Deed of Trust. Lender may, in its sole and absolute discretion and without regard to the adequacy of it security under this Deed of Trust, apply such amounts or any portion of it to any indebtedness secured by this Deed of Trust, and such application shall not be construed to cure or waive any default or notice of default under this Deed of Trust.

If Lender requires deposits permitted hereunder to be made, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statement for insurance premiums and statements for any other obligations referred to above as soon as Borrower receives such documents.

8. Borrower’s Failure To Comply With Deed of Trust. If Borrower fails to make any payment or do any act required by this Deed of Trust, or if there is any action or proceeding (including, without limitation, any judicial or non-judicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Deed of Trust, Lender’s security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Note or this Deed of Trust, Lender or Trustee may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Mortgaged Property, this Deed of Trust, or Lender’s security for the performance of Borrower’s Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Documents, Lender and Trustee being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorney Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

9. Sums Advanced To Bear Interest and To Be Secured by Deed of Trust. At Lender’s request, Borrower shall immediately pay any sums advanced or paid by Lender or Trustee under any provision of this Deed of Trust or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender or Trustee shall be added to, and become a part of, the Indebtedness secured by this Deed of Trust and bear interest from the date of advancement or payment by Lender or Trustee at the same rate as provided in the Note, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Deed of Trust or the other Loan Documents, whether or not required to be advanced by Lender under the terms of this Deed of Trust or the other Loan Documents, shall conclusively be deemed to be mandatory advances required to preserve and protect this Deed of Trust and Lender’s security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Deed of Trust to the same extent and with the same priority as the principal and interest payable under the Note.

10. Events of Default. The term Event of Default as used in this Deed of Trust means the occurrence or happening, at any time and from time to time, of any one or more of the following:

10.1. Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than 10 days after the date such payment was due and payable whether on the date stipulated in any Loan Document, by acceleration, or otherwise. Failure to pay the Loan in full on the Maturity Date is an immediate Event of Default.

10.2. Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Obligations as and when required, and the continuance of such failure for ten (10) days after Lender gives written notice of such failure to Borrower; provided, however, that Borrower shall not be in default hereunder if the breach is not reasonably capable of cure within said ten (10) day period, but Borrower commences such cure within that time and thereafter diligently and continuously prosecutes the cure to completion within not more than sixty [60] days following such written notice from Lender.

10.3. Sale, Lease, Encumbrance, or Other Transfer. Any sale, lease, exchange, assignment, conveyance, encumbrance (other than a Permitted Encumbrance), transfer of possession, or other disposition of all or any portion of the Land or Improvements or any of Borrower’s interest in the Land or Improvement without Lender’s prior written consent, or any sale, lease, exchange, assignment, conveyance, encumbrance (other than a Permitted Encumbrance), without Lender’s prior written consent; provided, however, that leases in the ordinary course of business and on then prevailing market terms to entities not affiliated with Borrower shall not require lender’s consent.

10.4. Breach of Representations. The breach of any material representation, warranty, or covenant in this Deed of Trust or other Loan Documents.

10.5. Default Under Prior Deed of Trust, Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Mortgaged Property and having priority over the lien of this Deed of Trust.

11. Acceleration on Transfer or Encumbrance of Mortgaged Property. If Borrower sells, contracts to sell, gives an option to purchase, conveys, leases with an option to purchase, encumbers, or alienates the Mortgaged Property, or any interest in it, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of beneficial interest in Borrower equal to 50 percent or more of the beneficial ownership interest of Borrower outstanding at the date of this Deed of Trust; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; of if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, then Lender, at Lender’s option, may, without prior notice, declare all sums secured by this Deed of Trust, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in this Deed of Trust; provided, however, that sales or transfers of interests in NNN Healthcare Office REIT, Inc. shall be permitted without the consent of Lender and shall not trigger the provisions of this paragraph.

12. Acceleration and Sale on Default. If an Event of Default occurs, Lender, at its option, in addition to other remedies provided at law, may declare all sums secured by this Deed of Trust immediately due and payable by delivering to Trustee a written affidavit or declaration of default and demand for sale, executed by Lender and reciting facts demonstrating such default by Borrower, together with a written notice of default and election to sell the Mortgaged Property. Lender shall also deposit with Trustee the Note, this Deed of Trust, and documents evidencing any additional advances or expenditures secured by this Deed of Trust. On receipt by Trustee of such affidavit or declaration of default and such notice of default and election to sell, Trustee shall accept such election to sell as true and conclusive of all facts and statements in such affidavit or declaration of default and shall cause such notice of default and election to sell to be recorded as required by Governmental Requirements. On the expiration of such period as may by then be required by Governmental Requirements following recordation of such notice of default, and after notice of sale has been given in the manner and for the period required by Governmental Requirement, Trustee, without demand on Borrower shall sell the Mortgaged Property at the time and place fixed in such notice of sale, either in whole or in separate parcels, and in such order as Trustee may determine or Lender may direct (Borrower waives any right it may have under Governmental Requirements to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States, payable at the time of sale; provided, however, that Lender may offset its bid at such sale to the extent of the full amount owed to Lender under the Loan Documents, including, without limitation, Trustee’s fees, expenses of sale, and costs, expenses, and Attorney Fees incurred by or on behalf of Lender in connection with collecting, litigating, or otherwise enforcing any right under the Loan Documents. Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement made at the initial time and place of sale, and from time to time later by public announcement made at the time and place of sale fixed by the preceding postponement. Trustee shall deliver to the purchaser at such public auction its deed conveying the Mortgaged Property sold, but without any covenant or warranty, express or implied. The recital in such deed of any matter of fact shall be conclusive proof of its truthfulness. Any person, including Borrower, Trustee, or Lender, may purchase at such sale.

The proceeds or avails of any sale made under or by virtue of this Deed of Trust, together with any other sums secured by this Deed of Trust, which then may be held by the Trustee or Lender or any other person, shall be applied as follows:

First: To the payment of the costs and expenses of such sale, including Trustee’s fees, costs of title evidence, Attorney Fees, and reasonable compensation to Lender and its agents and consultants, and of any judicial proceedings in which the same costs and expenses of sale may be made, and of all expenses, liabilities, and advances made or incurred by the Trustee or Lender under this Deed of Trust, together with interest at the rate set forth in the Note on all advances made by the Trustee or Lender and all taxes or assessments, except any taxes, assessments, or other charges subject to which the Mortgaged Property was sold.

Second: To the payment of the whole amount then due, owing, or unpaid on the Note for interest and principal, with interest on the unpaid principal at the Default Rate (as defined in the Note), from the due date of any such payment of principal until the same is paid.

Third: To the payment of any other Indebtedness required to be paid by Borrower under any provision of this Deed of Trust, the Note, or any of the other Loan Documents.

Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive it.

13. Trustee. The Trustee shall be deemed to have accepted the terms of this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The Trustee shall not be obligated to notify any part to this Deed of Trust of any pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender, or Trustee is a party, unless such sale relates to or reasonably might affect the Mortgaged Property, this Deed of Trust, Lender’s security for the payment of the Indebtedness and the performance of the Obligations or the rights or powers of Lender or Trustee under the Loan Documents, or unless such action or proceeding has been instituted by Trustee against the Mortgaged Property, Borrower, or Lender.

14. Power of Trustee To Reconvey or Consent. At any time, without liability and without notice to Borrower, on Lender’s written request and presentation of the Note and this Deed of Trust to Trustee for endorsement, and without altering or affecting (a) the personal liability of Borrower or any other person for the payment of the Indebtedness secured by this Deed of Trust, or (b) the lien of this Deed of Trust on the remainder of the Mortgaged Property as security for the repayment of the full amount of the Indebtedness then or later secured by this Deed of Trust, (c) or any right or power of Lender or Trustee with respect to the remainder of the Mortgaged Property, Trustee may (i) reconvey or release any part of the Mortgaged Property from the lien of this Deed of Trust; (ii) approve the preparation or filing of any map or plat of the Mortgaged Property; (iii) join in the granting of any easement burdening the Mortgaged Property; or (iv) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Deed of Trust.

15. Duty to Reconvey. On Lender’s written request reciting that all sums secured hereby have been paid, surrender of the Note and this Deed of Trust to Trustee for cancellation and retention by Trustee, and payment by Borrower of any reconveyance fees customarily charged by Trustee, Trustee shall reconvey, without warranty, the Mortgaged Property then held by Trustee under this Deed of Trust. The recitals in such reconveyance of any matters of fact shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as “the person or persons legally entitled to the Mortgaged Property.” Such request and reconveyance shall operate as a reassignment of the Rents assigned to Lender in this Deed of Trust.

16. Substitution of Trustee. Lender, at Lender’s option, my from time to time, by written instrument, substitute a successor or successors to any Trustee named in or acting under this Deed of Trust, which instrument, when executed and acknowledged by Lender and recorded in the office of the Recorder of the county or counties in which the Mortgaged Property is located, shall constitute conclusive proof of the property substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all right, title, estate, powers, and duties of such predecessor Trustee, including, without limitation, the power to reconvey the Mortgaged Property. To be effective, the instrument must contain the names of the original Borrower, Trustee, and Lender under this Deed of Trust, the book and page or instrument or document number at which, and the county or counties in which, this Deed of Trust is recorded, and the name and address of the substitute Trustee. If any notice of default has been recorded under this Deed of Trust, this power of substitution cannot be exercised until all costs, fees, and expenses of the then acting Trustee have been paid. On such payment, and then acting Trustee shall endorse receipt of the payment on the instrument of substitution. The procedure provided in this paragraph for substitution of Trustees is not exclusive of other provisions for substitution provided by Governmental Requirements.

17. Environmental Matters.

17.1. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that:

17.1.1. Borrower shall not cause any violation of any Environmental Laws, nor permit any tenant of any portion of the Mortgaged Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Mortgaged Property.

17.1.2. Neither Borrower nor any third party shall use, generate, manufacture, store, release, discharge, or dispose of any Hazardous Substance on, under, or about the Mortgaged Property, or transport any Hazardous Substance to or from the Mortgaged Property.

17.2. Survival of Representations and Warranties. The foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date of this instrument to the release of this Deed of Trust (whether by payment of the Indebtedness secured by this Deed of Trust or foreclosure or action in lieu of foreclosure), and these representations and warranties shall survive such release.

17.3. Notice to Lender. Borrower shall give prompt written notice to Lender of:

17.3.1. Any proceeding or inquiry by any Governmental Authority (including, without limitation, the California State Department of Health Services) regarding the presence or threatened presence of any Hazardous Substance on the Mortgaged Property;

17.4. All claims made or threatened by any third party against Borrower or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance;

17.4.1. Any notice given to Borrower under California Civil Code §851(b); and

17.4.2. Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Mortgaged Property under any Environmental Laws.

17.5. Lender’s Right To Join Legal Actions. Lender shall have the right, at its option, but at Borrower’s sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Mortgaged Property in connection with any Environmental Laws.

17.6. Borrower’s Indemnity. Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, successors, and assigns from and against any loss, damage, cost, expense, or liability directly or indirectly rising from or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, or about the Mortgaged Property, or any order, consent decree, or settlement relating to the cleanup of a Hazardous Substance, or any claims of loss, damage, liability, expense, or injury relating to or arising from, directly or indirectly, any disclosure by Lender to anyone of information, whether true or not, relative to a Hazardous Substance or Environmental Law violation, including, without limitation, Attorney Fees. This indemnity shall survive the release of this Deed of Trust (whether by payment of the Indebtedness secured by this Deed of Trust or foreclosure or action in lieu of foreclosure).

18. Notices. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing: (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; and (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be address to the appropriate party at is address as set forth in this Deed of Trust.

Notices shall be deemed effective on the earliest (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

19. Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of this Deed of Trust, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Note or the Deed of Trust, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

20. Remedies Are Cumulative. Each remedy in this Deed of Trust is separate and distinct and is cumulative to all other rights and remedies provided by this Deed of Trust or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

21. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Deed of Trust shall be the joint and several obligations of each such Person.

22. Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

23. Delegation of Authority. Whenever this Deed of Trust provides that Borrower authorizes and appoints Lender as Borrower’s attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

24. General Provisions.

24.1. Successors and Assigns. This Deed of Trust applies to, inures to the benefit of, and binds, the respective heirs, legatees, devisees, administrators, executors, successors, and assigns of each party to this Deed of Trust.

24.2. Meaning of Certain Terms. As used in this Deed of Trust and unless the context otherwise provides, the words “herein,” “hereunder” and “hereof” mean and include this Deed of Trust as a whole, rather than any particular provision of it.

24.3. Authorized Agents. In exercising any right or remedy, or taking any action provided in this Deed of Trust, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

24.4. Gender and Number. Wherever the context so requires in this Deed of Trust, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

24.5. Captions. Captions and paragraph headings used in this Deed of Trust are for convenience of reference only, are not a part of this Deed of Trust, and shall not be used in construing it.

24.6. Time Is of the Essence. As a material inducement and consideration to the parties entering into this Deed of Trust, and but for this provision the parties would not enter into this Deed of Trust, the parties agree that the performance in a timely manner of each deadline set forth in this Deed of Trust before its expiration is of crucial importance to the parties. Failure by a party to timely perform an obligation before the deadline set forth in this Deed of Trust (no matter for what reason, nor how soon thereafter it may have been performed, nor the lack of prejudice to the other party as the result of such nonperformance) shall result in a default by the non-performing party or the failure of a condition, as appropriate. The parties expressly waive any equitable relief with respect to a missed deadline.

25. The undersigned Borrower requests that in accordance with Civil Code Section 2924b, a copy of any Notice of Default and any Notice of Sale under this Deed of Trust be mailed to him at his address specified in this Deed of Trust.

IN WITNESS WHEREOF, Borrower has executed and delivered this Deed of Trust as of the date first written above.

NNN HEALTHCARE/OFFICE REIT
ST. MARY PHYSICIAN CENTER, LLC,
a Delaware limited liability company,

By: /s/ Andrea R. Biller
Its: Authorized Signatory

Andrea R. Biller

Executive Vice President